UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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SUPERIOR DRILLING PRODUCTS, INC.

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SUPERIOR DRILLING PRODUCTS, INC

1583 South 1700 East

Vernal, Utah 84078

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 15, 2017

Dear Stockholders:

We cordially invite you to attend our 2017 annual meeting of stockholders. The meeting will be held on August 15, 2017 at 9:00 a.m. (Mountain time), at our corporate offices at 1583 South 1700 East, Vernal, Utah 84078. At the meeting we will:

1.	Elect two Class III members of the Board of Directors to serve until our 2020 meeting of the stockholders;

2.

Ratify an amendment (the “Plan Amendment”) to the Company’s 2015 Long Term Incentive Plan (the “2015 Incentive Plan”) to increase the number of shares of common stock available under the 2015 Incentive Plan from 1,592,878 to 3,032,878;

3.	Ratify the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

4.	Transact any other business as may properly come before the meeting.

Stockholders who owned our common stock at the close of business on June 19, 2017 may attend and vote at the meeting. A stockholders’ list will be available at our offices at 1583 South 1700 East, Vernal, Utah 84078 for a period of ten days prior to the meeting. We hope that you will be able to attend the meeting in person.

Your vote is important. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and return it to us promptly. A stamped envelope has been provided for your convenience. Alternatively, you may vote via the telephone or the Internet by following the instructions set forth on the enclosed proxy card. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

We look forward to seeing you at the meeting.

By order of the Board of Directors,

/s/ Annette Meier
Annette D. Meier
Secretary

June 26, 2017

YOUR VOTE IS IMPORTANT

Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

SUPERIOR DRILLING PRODUCTS, INC.

1583 South 1700 East

Vernal, Utah 84078

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2017 annual meeting of stockholders to be held on August 15, 2017 at 9:00 a.m. (Mountain time), at our corporate offices at 1583 South 1700 East, Vernal, Utah 84078, and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of us, without additional compensation, personally or by telephone.

QUESTIONS AND ANSWERS

Q:	Who can vote at the meeting?

A:	The Board of Directors set June 19, 2017 as the record date for the meeting. You can attend and vote at the meeting if you were a common stockholder at the close of business on the record date, June 19, 2017. On that date, there were 24,095,695 shares of our common stock outstanding and entitled to vote at the meeting.

Q:	What proposals will be voted on at the meeting?

A:	Three proposals are scheduled to be voted upon at the meeting:

●	The election of two Class III members of the Board of Directors to serve until our 2020 meeting of the stockholders;

●	The ratification of the Plan Amendment to increase the number of shares of common stock available under the 2015 Incentive Plan from 1,592,878 to 3,032,878; and

●	The ratification of the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Q:	How do I cast my vote?

A:	If your shares are registered directly in your name with our transfer agent, you are considered the registered stockholder for those shares. As the registered stockholder, you have the right to vote those shares and we will send you the proxy materials and a proxy card. You should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by the Board of Directors on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting other than the proposals noted herein.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors or the ratification of the Plan Amendment. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors unless you provide voting instructions. Therefore,

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please instruct your broker regarding how to vote your shares on this matter promptly. See “Vote Required” following each proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

Q:	What voting methods are available?

A:	We send proxy cards to all registered stockholders to enable them to vote their shares. Stockholders who submit a proxy card need not vote at the meeting. However, we will pass out written ballots to any registered stockholder or holder of a legal proxy who wishes to vote in person at the meeting. Alternatively, you may vote via the telephone or the Internet by following the instructions set forth on the enclosed proxy card.

Q:	Can I vote by telephone or via the Internet?

A:	Yes, you may vote via the telephone or the Internet by following the instructions set forth on the enclosed proxy card.

Q:	Are the proxy materials available on the Internet?

A:	Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 are available on the “Investors” section of our web site at www.sdpi.com. Additionally, and in accordance with SEC rules, we maintain the proxy materials on our website in a manner that will not infringe on your anonymity if you access them.

Q:	Can I revoke or change my proxy?

A:	Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote “FOR” the Class III member nominees to our Board of Directors, “FOR” the ratification of the Plan Amendment and “FOR” the ratification of the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Q:	Who will count the vote?

A:	The inspector of election will count the vote. Our Secretary will act as the inspector of election.

Q:	What is a “quorum?”

A:	A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote in person at the meeting; or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the ratification of the appointment of our independent registered public accounting firm. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares. Annette and Troy Meier (the “Meiers”) currently control approximately 44.6% of the voting power entitled to vote at the meeting. Accordingly, the Meiers have a substantial portion of the voting power to constitute a quorum at the meeting and to ensure the approval of the proposals described below.

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Q:	What happens if there is not a quorum at the meeting?

A:	Pursuant to our bylaws, the meeting may be adjourned by the chairman of the meeting to reconvene at the same or some other place. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjournment shall be given to each stockholder of record entitled to vote at the meeting. If the adjournment is for less than 30 days, no additional notice will be delivered.

Q:	What vote is required to approve each item?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 — Election of Class III Members of the Board of Directors.	The nominees for election at the annual meeting who receives the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our Class III members of the Board of Directors.

Proposal 2 — Approval of the Plan Amendment.	To be approved by stockholder, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 3 — Ratification of appointment of independent registered public accounting firm.	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address. This can be accomplished by contacting your stock broker.

Q:	How many votes can I cast?

A:	On all matters you are entitled to one vote per share.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

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Proposal 1

ELECTION OF DIRECTORS

We have classified our Board of Directors into three classes. Directors in each Class I, Class II and Class III are elected to serve for staggered three-year terms, after an initial term of one year, two years and three years, respectively, and until either they are re-elected or their successors are elected and qualified or until their earlier resignation or removal. Only one class of directors will be elected at each annual meeting of the stockholders.

At the meeting, two Class III members of the Board of Directors are to be elected. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has recommended G. Troy Meier and Robert Iversen for election as Class III directors with their term to expire at our 2020 annual meeting of stockholders or until their earlier resignation or removal.

The nominees have consented to being nominated and have expressed their intention to serve if elected. We believe that the nominees possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for the nominee in their biographies below. We have no reason to believe that the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.

Nominees

G. Troy Meier. Mr. Meier has served as our Board Chair, one of our Class III Directors and Chief Executive Officer since 2014. Mr. Meier has over 34 years of experience in the oil and gas industry. Mr. Meier and co-founder Annette Meier founded our predecessor company in 1999. Since that time through the present, Mr. Meier has spearheaded the development of our new manufacturing business and our research and development activities. As our chief innovator, Mr. Meier has been responsible for not only inventing, but also designing, engineering and manufacturing industry specific machinery and processes and has several patent applications pending. Previously, in 1993, Mr. Meier started our predecessor company, Rocky Mountain Diamond, after thirteen years with Christensen Diamond and its successors. At Christensen Diamond, Mr. Meier established overseas factories in Ireland, Venezuela and China. In addition, Mr. Meier designed tools to improve efficiency both in the plants and in the field. Previously, Mr. Meier had been Christensen Diamond’s first drill bit fabricator specialist and by age 28, was made the Northern Region design engineer responsible for designing drill bits, core systems, centric bits, nozzle systems and related products. As the co-founder, Mr. Meier for the last six years has focused 100% of his attention on our development and growth.

Mr. Meier was selected to serve on our Board of Directors and as the Board Chair because of his extensive industry experience, his role as our co-founder and chief innovator, and his and Ms. Meier’s majority shareholding. Mr. Meier is married to Annette Meier.

Robert E. Iversen. Mr. Iversen has served as a Class III Director since 2014 and has been the Chairman of the Compensation Committee since joining the Board. He has also been a member of the Audit Committee and the Nominating and Governance Committee since 2014. Mr. Iversen has broad executive and operational management experience in the sales, service, and manufacturing sectors of the global upstream oil and gas industry. Currently, Mr. Iversen is a partner and president of CTI Energy Services, LLC of Springtown, Texas, a drilling services company he started in 2011. Mr. Iversen has strong experience in the development and commercialization of new technology products and in company marketing and advertising programs. Previously, Mr. Iversen collaborated with G. Troy Meier as a partner and senior vice president in Tronco Energy Services from 2008 to 2011. From 2002 to 2008, he served as President and other C-level positions with Ulterra Drilling Technologies (Fort Worth, Texas), INRG (Houston, Texas) and NQL Energy Services (Nisku, Alberta). In 1994, Mr. Iverson and partners purchased the U.S. division of DBS Stratabit, a small, underperforming diamond bit company, where, as President until 2002, he built it into a top tier provider of high technology products. Mr. Iversen previously held numerous executive positions in marketing, technology and engineering at various divisions of the Baker Hughes companies, and their predecessors, from 1980 through 1994.

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Mr. Iversen holds a Bachelor of Science Petroleum Engineering, Montana Tech, as well as numerous technical and executive post-graduate certifications.

Mr. Iversen was selected to serve on our Board of Directors because of his strong experience with start-up companies and the development and commercialization of new technology products. Mr. Iversen further brings his broad executive and operational management expertise in the oil and gas industry.

Directors

All of the current members of the Board of Directors are listed in the following table, and certain information concerning those directors, except Mr. Meier and Mr. Iversen, who are also director nominees, follows the table:

Name	Age	Position
G. Troy Meier	55	Board Chair, Class III Director (term expires at 2017 Annual Meeting), Class III Director Nominee and Chief Executive Officer
Annette Meier	54	Class II Director (term expires at 2019 Annual Meeting), President and Chief Operating Officer
James R. Lines	55	Class II Director (term expires at 2019 Annual Meeting)
Robert Iversen	62	Class III Director (term expires at 2017 Annual Meeting) and Class III Director Nominee
Michael V. Ronca	63	Class I Director (term expires at 2018 Annual Meeting)

Annette Meier. Ms. Meier has served as our Class II Director, President and Chief Operating Officer since 2014. Ms. Meier has over 21 years of experience in the oil and gas industry. Since our inception in 1999 to the present, Ms. Meier has managed all of our day-to-day operations and business. In 2008, Ms. Meier envisioned and co-created “CHUCK,” our custom shop management and inventory program software. Ms. Meier was also instrumental to the development of the “nucleus grinding system” that is currently utilized in our new manufacturing processes. In 2005, Ms. Meier served as the creator and chief architect of the Ropers Business Park, the state-of-the-art campus that houses our remanufacturing and new manufacturing facilities in Vernal, Utah. Ms. Meier’s understanding of our business processes resulted in her designing and facilitating the SMART FACILITY layout, process and control systems within the manufacturing plant. Previously, in 1993, Ms. Meier co-founded and managed our predecessor company, Rocky Mountain Diamond. As the co-founder, Ms. Meier for the last six years has focused 100% of her attention on our development and growth. In 2015, Ms. Meier was elected to serve on the Governors Office of Economic Development Board (GOED) for the state of Utah. Ms. Meier has been the recipient of numerous state, local and industry awards over the years that recognized her for innovation and leadership.

Ms. Meier was selected to serve on our Board of Directors because of her extensive industry experience, her role as our co-founder and substantial knowledge of our day-to-day operations, and her and Mr. Meier’s majority shareholding. Ms. Meier is married to G. Troy Meier.

James R. Lines. Mr. Lines has served as a Class II director since December 2016, also serves on the Audit Committee, Compensation Committee and the Nominating and Governance Committee of our Board of Directors. Mr. Lines has served as President and Chief Executive Officer of Graham Corporation since January 2008. Graham designs, manufactures and sells critical equipment for the energy, defense and chemical/petrochemical industries. Previously, Mr. Lines served as Graham’s President and Chief Operating Officer since June 2006. Mr. Lines has served Graham in various capacities since 1984, including Vice President and General Manager, Vice President of Engineering and Vice President of Sales and Marketing. Prior to joining its management team, he served Graham as an application engineer and sales engineer as well as a product supervisor. Mr. Lines holds a B.S. in Aerospace Engineering from the State University of New York at Buffalo.

Mr. Lines was selected by the Board of Directors due to his extensive experience in growing a midsize business, as well as his background in manufacturing and engineering in the energy industry.

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Michael Ronca. Mr. Ronca has served as a Class I director since 2014, and also serves on the Audit Committee, Compensation Committee and the Nominating and Governance Committee of our Board of Directors. Mr. Ronca has over 30 years of experience as an executive building and monetizing businesses. Since 2009, Mr. Ronca has served as President and Chief Executive Officer of EagleRidge Energy, LLC, an oil and gas exploration and development company active in north and central Texas. Previously, he served as Chairman of BAS Oil & Gas, a private company active in developing reserves in the Barnett Shale trend in North Texas. Mr. Ronca has a long history of participating in the energy industry starting with his time at Tenneco Inc., where he served as the Assistant to the Chairman and CEO and later established a new oil and gas division which operated throughout the offshore and onshore Gulf Coast region. He later executed a leveraged buyout with the backing of private equity and soon after took the company public on the NYSE under the name of Domain Energy where he also served as President and CEO. In 1998, Domain Energy merged into Range Resources where Mr. Ronca served as Chief Operating Officer for several years. Mr. Ronca has a BS degree from Villanova University and an MBA in Finance from Drexel University.

Mr. Ronca was selected to serve as a director because of his strong experience within the oil and gas industry.

Director Independence

The majority of the members of the Board of Director, at any given time, must qualify as “independent” under NYSE MKT rules.

Our Board of Directors has undertaken a review of the independence of each of our directors and director nominees and has affirmatively determined that each of our other non-employee directors, which include Messrs. Lines, Ronca and Iversen, are “independent,” as defined by the NYSE MKT rules. Under the NYSE MKT rules, a director can be independent only if (a) the director does not trigger a categorical bar to independence and (b) our Board of Directors affirmatively determines that the director does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director.

Based on information provided by the directors and the director nominees concerning their background, employment and affiliations, our Board of Directors has determined that the non-employee directors do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, our Board of Directors considered the current and prior relationships that each of the non-employee directors has with us, and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including any beneficial ownership of our capital stock by each of the non-employee directors. Robert Iversen will serve as Lead Independent Director following the meeting.

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Board Leadership Structure

Our Board of Directors has adopted our Corporate Governance Guidelines, which is available on our website, www.sdpi.com in the “Corporate Governance” subsection of the “Investors” section. Our Corporate Governance Guidelines provide that one of our independent directors should serve as our Lead Independent Director at any time when our Chief Executive Officer serves as the Chairman of our Board of Directors, or if the Chairman is not otherwise independent. Because Mr. Meier is our Chairman, our Board of Directors has appointed Mr. Iversen to serve as our Lead Independent Director. Mr. Iversen has served as our Lead Independent Director since 2016. As Lead Independent Director, Mr. Iversen has presided over periodic meetings of our independent directors, served as a liaison between our Chairman and our independent directors and performed such additional duties as our Board of Directors might otherwise determine and delegate.

Our Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry, and the director most capable of effectively identifying strategic priorities and leading the discussion and execution of our strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and the oil and gas industry, while the Chief Executive Officer brings Company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow and communication between senior management and the Board of Directors, which are both essential to effective governance.

One of the key responsibilities of the Board of Directors is to develop a strategic direction for us and to hold management accountable for the execution of our strategy once it is developed. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer, together with our having a Lead Independent Director, is in the best interest of the stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Board of Directors and Risk Oversight

In the normal course of its business, we are exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, political risks and credit and investment risk. The Board oversees our strategic direction, and in doing so considers the potential rewards and risks of our business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of our systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Compensation Committee assists the Board in fulfilling its oversight responsibilities by overseeing our compensation policies and practices.

Communicating with our Board of Directors

Stockholders and other interested parties may communicate by writing to: Superior Drilling Products, Inc., P.O. Box 1656, Vernal, Utah 84078. Stockholders may submit their communications to the Board, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

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Our Secretary will review each communication and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then our Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, our policies or our Code of Business Conduct and Ethics.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. Two of our directors attended the 2016 annual meeting of stockholders.

Board and Committee Activity, Structure and Compensation

Our Board of Directors is governed by our Certificate of Incorporation, Bylaws, charters of the standing committees of the Board of Directors and the laws of the State of Utah.

During 2016, our Board of Directors held eight meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they served. There are currently three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until as otherwise determined by our Board of Directors. The composition of the Board committees comply with the applicable rules of the NYSE MKT and applicable law. Our Board of Directors has adopted written charter for each of the standing committees, which can be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.sdpi.com. In addition to the above governing documents, our Code of Business Conduct and Ethics that applies to all of our employees, as well as each member of the Board, can also be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.sdpi.com The composition and responsibilities of each of the standing committees of our Board of Directors are as follows:

Audit Committee. Our Audit Committee is comprised solely of “independent” directors, as defined under and required by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE MKT rules. Our Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm. The oversight of our independent public accounting firm includes reviewing the plans and results of the audit engagement with the firm, approving any additional professional services provided by the firm and reviewing the independence of the firm. Commencing with our first report on internal controls over financial reporting, the Committee will be responsible for discussing the effectiveness of the internal controls over financial reporting with our independent registered public accounting firm and relevant financial management. During the year ended December 31, 2016, the members of this Committee were Mr. Terence Cryan, Messrs. Iversen and Ronca, and upon his election to the Board in December 2016, Mr. Lines. Mr. Cryan served as committee chair until he stepped down from the Board in December 2016, at which time Mr. Lines became committee chair. Our Board of Directors has determined that each of Mr. Cyran and Mr. Lines qualify as an “audit committee financial expert,” as defined by the rules under the Exchange Act. The Audit Committee held seven meetings in 2016.

Nominating and Governance Committee. Our Nominating and Governance Committee consists solely of “independent” directors, as defined under and required by NYSE MKT rules. The Nominating and

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Governance Committee is responsible for, among other things, identifying individuals qualified to become Board members; selecting or recommending to the Board of Directors director-nominees for each election of directors; developing and recommending to the Board of Directors criteria for selecting qualified director candidates; considering committee member qualifications, appointments and removals; recommending corporate governance principles, codes of conduct and compliance mechanisms; providing oversight in the evaluation of the Board of Directors and each committee; and developing an appropriate succession plan for our chief executive officer. During the year ended December 31, 2016, the members of this Committee were Messrs. Cryan (until he stepped down from the Board in December 2016), Ronca and Iversen and upon his election to the Board in December 2016, Mr. Lines, with Mr. Ronca serving as committee chair. The Nominating and Governance Committee held two meetings in 2016.

Compensation Committee. Our Compensation Committee consists solely “independent” directors, as defined under and required by the NYSE MKT rules, “non-employee directors” under Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee is responsible for, among other things, supervising and reviewing our affairs as they relate to the compensation and benefits of our executive officers and non-employee directors. In carrying out these responsibilities, the Compensation Committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. During the year ended December 31, 2016, the members of this Committee were Messrs. Cryan (until he stepped down from the Board in December 2016), Ronca and Iversen, and upon his election to the Board in December 2016, Mr. Lines, with Mr. Iversen serving as committee chair. The Compensation Committee held two meetings in 2016.

Role of the Board, Compensation Committee and our Executive Officers

Executive compensation decisions are typically made on an annual basis by the Compensation Committee with input from our Chief Executive Officer, our Chief Operating Officer and our Chief Financial Officer. Specifically, after reviewing relevant market data and surveys within our industry, our CEO, COO and CFO typically provide recommendations to the Compensation Committee regarding the compensation levels for our existing named executive officers (including themselves) and our executive compensation program as a whole. Our CEO, COO and CFO attend all Compensation Committee meetings. After considering these recommendations, the Compensation Committee typically meets in executive session and adjusts base salary levels, cash bonus awards and determines the amount of any equity grants for each of our named executive officers. In making executive compensation recommendations, our CEO, COO and CFO consider each named executive officer’s performance during the year, the Company’s performance during the year, as well as comparable company compensation levels. While the Compensation Committee gives considerable weight to our CEO’s, COO’s and CFO’s recommendations on compensation matters, the Compensation Committee has the final decision-making authority on all executive compensation matters. No other officers have assumed a role in the evaluation, design or administration of our executive officer compensation program.

Role of External Advisors

No external advisors were engaged by the Board or any of its committees during the years ended December 31, 2015 or 2016.

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Director Nominations Process.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at our annual meeting of stockholders. Historically, we have not had a formal policy concerning stockholder nominations of individuals to stand for election to the Board, other than the provisions contained in our Bylaws. Although we have received one recommendation from a stockholder requesting that the Board or the Nominating and Governance Committee consider a candidate for inclusion among the slate of nominees in this proxy statement, we believe that no formal policy, in addition to the provisions contained in our Bylaws, concerning stockholder recommendations is needed.

In addition to stockholder nominations, the Nominating and Governance Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Nominating and Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy/policy setting level, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board at that point in time. Our Board of Directors believes that at a minimum all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.

Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Secretary as described in “Deadline for Receipt of Stockholder Proposals” in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person (if any), and (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (b) as to the stockholder giving the notice, (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of our shares that are beneficially owned by such stockholder and that are owned of record by such stockholder; and (c) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the director nominee.

Compensation of Directors. Our employee directors are not separately compensated for their service as a director. In 2016, each of our non-employee directors received 54,380 shares of restricted common stock for his service as a director. In addition to receiving shares of stock, our non-employee directors received the following cash fees: Mr. Cryan, $75,031; Mr. Iversen, $47,775; and Mr. Ronca, $45,938. The members of the Board are entitled to reimbursement of expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.

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The following table summarizes the annual compensation for our non-employee directors during 2016.

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (c)	Option Awards (d) (2)	Non-Equity Incentive Plan Compensation (e)	Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Terence Cryan (3)	$75,031	$52,749	$10,719	—	—	—	$138,499
James R. Lines (3)	—	—	—	—	—	—	—
Robert Iversen	$47,775	$52,749	$6,825	—	—	—	$107,349
Michael V. Ronca	$45,938	$52,749	$6,563	—	—	—	$105,249

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards granted by the Board of Directors. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date (November 10, 2016), which was $0.97 per share, respectively. As of December 31, 2016, each non-employee director held an aggregate of 96,965 outstanding shares of restricted stock. Each director’s restricted stock awards will vest in accordance with the following vesting schedule: a) for the shares granted on August 12, 2014: 33 1/3% of the shares of restricted common stock will vest on the first anniversary of the date of grant, 33 1/3% of the shares of restricted common stock will vest on the second anniversary of the date of grant and 33 1/3% of the shares of restricted common stock will vest on the third anniversary of the date of grant, and b) for the shares granted on August 10, 2015: 33 1/3% of the shares of restricted common stock will vest on the first anniversary of the date of grant, 33 1/3% of the shares of restricted common stock will vest on the second anniversary of the date of grant and 33 1/3% of the shares of restricted common stock will vest on the third anniversary of the date of grant , and c) for the shares granted on November 10, 2016: 33 1/3% of the shares of restricted common stock will vest on the first anniversary of the date of grant, 33 1/3% of the shares of restricted common stock will vest on the second anniversary of the date of grant and 33 1/3% of the shares of restricted common stock will vest on the third anniversary of the date of grant in each case, so long as the director continues to serve on the Board through such date.

(2)

The grant date fair value for stock option awards in 2016 was based on the closing price of our common stock on the grant date of March 31, 2016, which was $1.37 per share. All options vested 100% on the grant date and have a ten year term expiring on March 31, 2026. The fair value of the vested stock options were calculated using the Black-Scholes model with a volatility and discount rate over the expected term of each employee.

(3)	Mr. Cryan did not stand for re-election at the 2016 Annual Meeting of Stockholders in December 2016, as described elsewhere herein, and Mr. Lines was elected to fill the vacancy on the Board.

Vote Required

The nominees for election as Class III directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our Class III directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” the nominees, “AGAINST” the nominees or withhold your vote for the nominees.

Board Recommendation

Our Board of Directors recommends a vote “FOR” the Class III director nominees to the Board.

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Proposal 2

RATIFICATION OF THE PLAN AMENDMENT

Background

Stockholders are requested to approve an amendment to the 2015 Incentive Plan to increase the number of shares reserved for issuance under such plan from 1,592,878 to 3,032,878. The amendment to the 2015 Incentive Plan has previously been approved by the Board. If this Proposal 2 is not approved by our stockholders, we will continue to operate the 2015 Incentive Plan pursuant to its current provisions.

As of the date of the record date, 1,448,158 securities have been issued or granted under the 2015 Incentive Plan and 144,720 shares of common stock are available for future awards under the 2015 Incentive Plan.

The following is a summary of the principal features of the 2015 Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the 2015 Incentive Plan. It is qualified in its entirety by reference to the full text of the Plan Amendment, which has been filed with the SEC with this proxy statement as Appendix A.

General Provisions of the 2015 Incentive Plan

Purpose. The purpose of the 2015 Incentive Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain, and reward persons performing services for the Company and its affiliates and by motivating such persons to contribute to the growth and profitability of the Company and its affiliates. Any term not defined herein shall have the meaning provided the term in the 2015 Incentive Plan.

Shares Subject to the 2015 Incentive Plan. Subject to adjustment as provided in the 2015 Incentive Plan, the maximum aggregate number of shares of the Company’s common stock (the “Stock”) that may be issued with respect to awards under the 2015 Incentive Plan, as amended by the Plan Amendment, shall be three million thirty-two thousand eight hundred and seventy-eight (3,032,878). The maximum aggregate number of such shares of Stock authorized for issuance in the foregoing sentence that may be issued as incentive stock options shall be two million eight hundred eighty one thousand two hundred and thirty-four (2,881,234) shares of Stock. Shares of Stock of an outstanding award that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the 2015 Incentive Plan. Shares withheld for the purchase price of an option or stock appreciation rights (“SARs”) shall not be again available for insurance under the 2015 Incentive Plan. Awards to be paid solely in cash shall not be counted against the number of shares of Stock available for the issuance of awards under the 2015 Incentive Plan. Shares of Stock issued under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company do not reduce the shares of Stock available under the 2015 Incentive Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2015 Incentive Plan and do not reduce the 2015 Incentive Plan’s share reserve as provided herein (subject to the listing requirements of the NYSE MKT, as long as the Stock is listed on this exchange or the applicable other exchange requirements on which the Stock is listed).

Subject to the number of shares authorized under the 2015 Incentive Plan as provided above, during any period that the Company is a publicly held corporation, the following rules shall apply to grants of awards that are intended to meet the performance-based exception under Code Section 162(m) subject to adjustment as provided in the 2015 Incentive Plan: (i) the maximum aggregate number of shares of Stock that may be granted as options or SARs in any calendar year pursuant to any award held by any participant shall be two million eight hundred eighty one thousand two hundred and thirty-four (2,881,234) shares of Stock, and the exercise price per share of Stock of such awards shall be at least equal to the fair market value per share on the grant date; if such an award may be settled in cash as permitted under the terms of the award, the number of shares of Stock for the cash amount shall be counted toward the individual share limit provided in this subsection (i) calculated as of the date of grant, (ii) the maximum aggregate number of shares of Stock that may be issued with respect to any other award that may be settled in Stock (other than options or SARs) including, without limitation, restricted stock or other stock-based awards granted to any Participant in any calendar year shall be two million eight hundred eighty one thousand two hundred and thirty-four (2,881,234) shares of Stock; if such an award is to be settled in cash rather than Stock pursuant to its terms, the number of shares of Stock that could be issued for the cash amount shall be counted toward the individual share limit in this subsection (ii) calculated as of the date of grant and (iii) the maximum aggregate cash payout with respect to awards, including performance awards, granted in any calendar year that are settled solely in cash which may be paid to any participant shall be two million dollars ($2,000,000) calculated as of the date of grant.

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In determining the number of shares subject to the 2015 Incentive Plan, the Company considered its historical equity grant practices, the potential dilution to stockholders, and the expected number of shares required for grants over the next several years.

Administration. The 2015 Incentive Plan is administered by the committee, as defined in the 2015 Incentive Plan, which “committee” means our Board of Directors or, if so appointed by our Board of Directors, the compensation committee of our Board of Directors or any other committee duly appointed by our Board of Directors to administer the 2015 Incentive Plan, which committee may be one or more persons; provided however, that during any period the Company is a “publicly held corporation” within the meaning of Code Section 162(m) or to the extent required by securities law the committee shall consist of not less than two directors of our Board of Directors who fulfill the “outside director” requirements of Code Section 162(m) and who are non-employee directors under Rule 16b-3 of the Exchange Act.

The committee is authorized to, among other things, (i) determine the persons to whom, and the time or times at which, awards shall be granted and the number of shares of Stock to be subject to each award; (ii) designate awards as restricted stock or options or other stock-based awards or performance awards, and to designate options as incentive stock options or nonstatutory stock options; (iii) determine the fair market value of shares of Stock or other property; (iv) determine the terms, conditions, and restrictions applicable to each award (which need not be identical) and any shares acquired upon the exercise and/or vesting thereof; (v) approve one or more forms of the award agreement between the Company and a participant; (vi) amend, modify, extend, cancel, or renew any award, or to waive any restriction or condition applicable to any award or any shares acquired upon the exercise of an award; provided, however, that no such amendment, modification, extension, or cancellation shall adversely affect a participant’s award without a participant’s consent; (vii) accelerate, continue, extend, or defer the exercisability and/or vesting of any award, including with respect to the period following a participant’s termination of service with the Company and its affiliates; (viii) prescribe, amend, or rescind rules, guidelines, and policies relating to the 2015 Incentive Plan, or to adopt supplements to, or alternative versions of, the 2015 Incentive Plan; and (ix) correct any defect, supply any omission, or reconcile any inconsistency in the 2015 Incentive Plan or any award agreement and to make all other determinations and take such other actions with respect to the 2015 Incentive Plan or any award as the committee may deem advisable to the extent not inconsistent with the provisions of the 2015 Incentive Plan or applicable law.

Notwithstanding the foregoing, except as otherwise provided in the 2015 Incentive Plan, the terms of an outstanding award may not be amended by the committee, without approval of the Company’s stockholders, to: (i) reduce the exercise price of an outstanding option or an outstanding SAR; (ii) cancel an outstanding option or outstanding SAR in exchange for other options or SARs with an exercise price that is less than the exercise price of the cancelled option or the cancelled SAR, as applicable; or (iii) cancel an outstanding option or an outstanding SAR with an exercise price that is less than the fair market value of a share of Stock on the date of cancellation.

Eligibility. Only the employees, consultants, and directors of the Company or its affiliates may be granted awards under the 2015 Incentive Plan. This includes prospective employees, consultants, and directors to whom awards are granted in connection with written offers of employment or other service relationships with the Company subject to their actual commencement of service.

Types of Awards. Under the 2015 Incentive Plan, our Board of Directors may grant awards which may be any of the following:

●	Incentive stock options as defined in Section 422 of the Code;
●	nonstatutory stock options;
●	shares of restricted stock;
●	other stock-based awards including, without limitation, SARs;
●	performance awards; or
●	dividends or dividend equivalents.

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Incentive stock options and nonstatutory stock options together are called “options.” The terms of each award will be reflected in an award agreement between the Company and the grantee.

Options and SARs. Generally, options and SARs must be exercised within ten (10) years of the grant date, provided that an option that is not an incentive stock option, may be exercised for the thirty (30) day period after the expiration of a limitation on the participant’s ability to exercise due to Section 16-b(3), the Company insider trading policy or other applicable law which may extend beyond the ten (10) year term for this limited purpose. Incentive stock options granted to a participant who, at the time an option is granted to the participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock or its subsidiary within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Owner Participant”) must be exercised within five (5) years of the grant date.

The exercise price for each option or SAR must be established in the discretion of the committee, subject to the following minimum price requirements subject to adjustments as permitted under the 2015 Incentive Plan. The exercise price per share for an option or SAR must not be less than the fair market value of a share of Stock on its grant date. No incentive stock options granted to a Ten Percent Owner Participant may have an exercise price per share less than one hundred ten percent (110%) of the fair market value of a share of Stock on the grant date. An option or SAR may be granted with an exercise price lower than the minimum exercise price if such option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 424 and 409A of the Code.

Payment of the exercise price for the number of shares of Stock being purchased pursuant to any option or SAR must be made in cash, by check or cash equivalent, or upon approval by the committee in its sole discretion, by any of the following: (i) tender to the Company, or attestation to the ownership, of shares of Stock owned by the participant having a fair market value not less than the exercise price (to the extent such tender or attestation does not constitute a violation of the provisions of any law, regulation, or agreement restricting the redemption of the Stock); (ii) causing the Company to withhold from the shares of Stock issuable upon the exercise of the option the number of whole shares of Stock having a fair market value, as determined by the Company, not less than the exercise price (a “Cashless Exercise”); (iii) such other consideration as approved by the committee and as permitted by law; or (iv) any combination of cash or any of the foregoing or any combination of (i – iii) above.

An employee will not recognize any income for federal income tax purposes at the time an incentive stock option is granted, or on the qualified exercise of an incentive stock option, but instead will recognize capital gain or loss upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an incentive stock option is qualified if an optionee does not dispose of the shares acquired by such exercise within two (2) years after the incentive stock option grant date and one (1) year after the exercise date. The Company is not entitled to a tax deduction as a result of the grant or qualified exercise of an incentive stock option. If the exercise of an incentive stock option is not qualified, it has the same tax treatment as a nonstatutory stock option.

A participant will not recognize any income for federal income tax purposes, nor will the Company be entitled to a deduction, at the time a nonstatutory stock option is granted. However, when a nonstatutory stock option is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the nonstatutory stock option, and generally the Company will generally recognize a tax deduction in the same amount at the same time.

Restricted Stock. Restricted stock may be awarded with such transfer restrictions and substantial risk of forfeiture provisions as the committee may designate and specified in the participant’s award agreement. Unless otherwise specified in the award agreement, each restricted stock award constitutes an immediate transfer of the record and beneficial ownership of the shares of restricted stock to the participant in consideration of the performance of services as an employee, consultant, or director, as applicable, entitling such participant to all voting and other ownership rights in such shares of Stock. As specified in the award agreement, the committee may limit the participant’s dividend and voting rights.

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A participant will not recognize taxable income upon the grant of an award of restricted stock (nor will the Company be entitled to a deduction) unless the participant makes an election under Section 83(b) of the Code. If the participant makes a Section 83(b) election within thirty (30) days of the date the restricted stock is granted, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the shares of Stock at the time the award is granted over the purchase price, if any, paid by the participant for the shares of Stock. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) election is not made, then the participant will recognize ordinary income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the shares of Stock at the time of such lapse over the original price paid for the shares of Stock, if any. The participant will have a tax basis in the shares of Stock acquired equal to the sum of the price paid, if any, and the amount of ordinary income recognized at the time the Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable.

Upon the disposition of shares of Stock acquired pursuant to an award of restricted shares, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of Stock and the participant’s tax basis in the shares of Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one (1) year. For this purpose, the holding period will begin after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or on the date after the award is granted if the Section 83(b) election is made.

The Company will generally be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income on the restricted stock, whether by vesting or a Section 83(b) election, in the same amount as the ordinary income recognized by the participant.

Other Stock-Based and Performance Awards. Other stock-based awards may be awarded by the committee to selected participants that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Stock, as deemed by the committee to be consistent with the purposes of the 2015 Incentive Plan and the goals of the Company. Other stock-based awards may be payable in Stock, cash or a combination thereof as specified in the award. Performance awards may be granted by the committee in its sole discretion awarding cash or Stock (including restricted stock) or a combination thereof based upon the achievement of goals as determined by the committee. Types of other stock-based awards or performance awards include, without limitation, purchase rights, phantom stock, SARs, restricted units, performance units, restricted stock or stock subject to performance goals, shares of Stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into shares of Stock, awards valued by reference to the value of the Stock of or the performance of the Company or a specified subsidiary, affiliate division or department, awards based upon performance goals established by the committee and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any subsidiary. Except with respect to dividends on restricted stock, the participant shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the award unless (and to the extent) otherwise as determined by the committee and set forth in a separate award agreement. In addition, with respect to any performance award, whether or not intended to meet the performance-based exception under Code Section 162(m), any dividends or dividend equivalents granted with respect to such award, including a restricted stock award, shall be subject to achieving the same performance goals as the underlying performance award. However, a dividend or dividend equivalent award may not be granted with respect to an option or SAR. To the extent that the Company is a publicly held corporation and a stock-based award, including a SAR, is intended to qualify for the performance-based exception in Code Section 162(m) or to the extent it is intended to be exempt from Section 409A of the Code, the exercise price per share of Stock may not be less than one hundred percent (100%) of fair market value of a share of Stock on the date of the grant of the SAR.

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For performance awards, including awards intended to meet the performance-based exception under Code Section 162(m), the performance period shall be determined by the committee and set out in the award agreement. The committee will establish the number of other stock-based awards or performance awards and their contingent values, which values may vary depending on the degree to which such objectives are met. The committee may establish performance goals applicable to other stock-based awards or performance awards, including awards intended to meet the performance-based exception under Code Section 162(m), based upon criteria in one or more of the following categories: (i) performance of the Company as a whole or a Company affiliate, (ii) performance of a segment of the Company’s or its affiliate’s business or business unit or division, and (iii) individual performance. Performance criteria for the Company will relate to the achievement of predetermined financial, operational, or strategic objectives for the Company and/or its affiliate. Performance criteria for a segment of the Company’s business or business unit or division will relate to the achievement of financial, operational, or strategic objectives of the segment for which the participant is accountable. The performance criteria described below may be used on an absolute or relative basis to measure the performance of the Company and/or a Company affiliate as a whole or any business unit, division or segment of the Company and/or an affiliate or any combination thereof as determined by the committee or as compared to the performance of a group of comparable companies or published or special index or as compared to various stock market indices as the committee may determine appropriate in its sole discretion. Performance criteria shall include any of the following (alone or in any combination): pre-tax or after tax profit levels, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, gross profit or gross profit growth, net operating profits before or after tax, and net income; share price, including, without limitation, growth measures and total stockholder return; return on assets, equity, capital or investment; return on capital; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; stock price performance, sales, costs, gross revenue, net revenue or revenue growth, margins, production volumes or reserves added (and any of the foregoing as compared to a peer group as established by the committee in its discretion); improvement in capital structure, levels of operating efficiency or expense, maintenance expense, productivity ratios, economic value or other added value, working capital targets, enterprise value, safety records; completion of acquisitions or business expansion or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein. Individual performance criteria shall relate to a participant’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among participants and shall be established in accordance with Code Section 162(m). To the extent permitted under Code Section 162(m) with respect to awards intended to meet the performance-based exception under Code Section 162(m), the committee is authorized at any time during the first ninety (90) days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the awards granted to any participant for the performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of participants based on the following events: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs; extraordinary, unusual or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; any other specific unusual or nonrecurring events, or objectively determinable category thereof; and a change in the Company’s fiscal year. The committee may also specify the application of any of the foregoing in the award if necessary to comply with Code Section 162(m).

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Generally, except as otherwise provided for the types of awards described above, a participant will not recognize taxable income upon the grant of other stock-based awards or performance awards. Generally, upon the payment of other stock-based awards or performance awards, a participant will recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding tax deduction in the same amount and at the same time. However, if any such shares or payments are subject to substantial restrictions, such as a requirement of continued employment or the attainment of certain performance objectives, the participant will not recognize income and the Company will not be entitled to a deduction until the restrictions lapse, unless the participant elects otherwise by filing a Section 83(b) election as described above, if applicable. The amount of a participant’s ordinary income and the Company’s deduction will generally be equal to the fair market value of the shares at the time the restrictions lapse.

Other Tax Considerations. Upon accelerated exercisability of options and accelerated lapsing of restrictions upon restricted stock or other awards in connection with a “change in control,” certain amounts associated with such awards could, depending upon the individual circumstances of the participant, constitute “excess parachute payments” under the golden parachute provisions of Section 280G of the Code. Whether amounts constitute “excess parachute payments” depends upon, among other things, the value of the accelerated awards and the past compensation of the participant.

Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific written requirements regarding (i) timing and form of payouts, (ii) advance election of deferrals, and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income are also subject to a twenty (20%) excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department), or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, certain disability pay or death benefits, and may be applicable to certain awards under the 2015 Incentive Plan. Awards under the 2015 Incentive Plan that are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code, as specified in an award agreement.

Generally, taxable compensation earned by “covered employees” (as defined in Section 162(m) of the Code) that are granted and administered by the compensation committee for options, SARs, or certain other applicable awards is intended to constitute qualified performance-based compensation. The Company should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Section 162(m) on deductible compensation paid to such employees. However, the committee may determine, within its sole discretion, to grant awards to such covered employees that do not qualify as performance-based compensation. Under Section 162(m), the Company is denied a deduction for annual compensation paid to such employees in excess of one million dollars ($1,000,000).

THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO AWARDS GRANTED UNDER THE 2015 INCENTIVE PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL PARTICIPANTS ARE ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR RESPECTING AWARDS.

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Termination of Employment and Change of Control. Subject to earlier termination of the option or award as otherwise provided in the 2015 Incentive Plan and unless otherwise provided by the committee in the applicable award agreement, generally if the participant’s employment or other service with the Company and its affiliates is terminated other than due to his death or termination for cause, any unvested award or option will be forfeited by the participant on the date on which the participant’s service is terminated, and any vested option may be exercised by the participant at any time prior to the expiration of three (3) months after the date on which the participant’s service terminated, but in any event no later than ten (10) years from the date of grant, as set forth in the award agreement evidencing such option or SAR except as otherwise provided in the 2015 Incentive Plan (the “option expiration date”). If the participant’s termination is due to death, the unvested portion of any award will be forfeited and terminated and the vested portion of an option may be exercised for a period of one (1) year after termination due to death, but in any event no later than the option expiration date. Upon a change in control, (i) the vested portion of the option may be exercised at any time prior to the expiration of three (3) months following termination without cause, but in any event no later than the option expiration date and (ii) the exercisability and vesting of the award or option and any shares acquired upon the exercise thereof may otherwise be accelerated effective as of the date of termination, as determined by our Board of Directors, in its discretion, and set forth in the award agreement. On a termination for cause, all outstanding awards, whether or not vested, expire immediately upon such termination.

If the Company undergoes a “change in control,” the committee, in its sole discretion, has the power and right to, subject to any accelerated vesting specified in the award agreement and according to the terms of the 2015 Incentive Plan, (i) cancel each outstanding award, effective immediately prior to the occurrence of the change in control, and pay the participant as specified in the 2015 Incentive Plan with respect to options that have an exercise price less than the consideration to be received immediately prior to the change in control, (ii) provide for the exchange or substitution of each award outstanding immediately prior to such change in control and make an equitable adjustment as determined by our Board of Directors, or (iii) provide for assumption of the 2015 Incentive Plan and outstanding awards by the surviving entity or its parent.

Awards Nontransferable. No award may be assigned or otherwise transferred by a participant, other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and only if specified in the award agreement; provided, however, that an incentive stock option may only be assigned or transferred by will or by the laws of descent and distribution. An award may be exercised during the participant’s lifetime only by the participant or the participant’s legal guardian. However, in the discretion of our Board of Directors, the award agreement for a nonstatutory stock option may provide that the nonstatutory stock option is transferable to immediate family. The 2015 Incentive Plan contains provisions permitting such a transfer of a nonstatutory stock option if approved by our Board of Directors and included in the award agreement.

Amendment and Termination. The committee may amend or terminate the 2015 Incentive Plan at any time, subject to all necessary regulatory and stockholder approvals. No grant is allowed after the tenth (10th) anniversary of the effective date. Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders within the time required, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the 2015 Incentive Plan (except by operation of the provisions of Sections 4.1 and 4.2 and Section 25 of the plan), (b) no change in the class of persons eligible to receive awards or purchase of Stock under the 2015 Incentive Plan or to extend the term of the 2015 Incentive Plan, (c) no repricing of an option (except by operation of Sections 4.1, 4.2 or 25 of the plan) and (d) no other amendment of the 2015 Incentive Plan that would require the approval of the Company’s stockholders under any applicable law, regulation or rule or the stock exchange or market system on which the Stock is traded. No termination or amendment of the 2015 Incentive Plan will affect any then outstanding award unless expressly provided by the committee or otherwise provided in the 2015 Incentive Plan. In any event, no termination or amendment of the 2015 Incentive Plan may materially adversely affect any then outstanding award without the consent of the participant, unless such termination or amendment is required to enable an award designated as an incentive stock option to qualify as an incentive stock option or is necessary to comply with any applicable law, regulation, or rule, including Code Section 409A or as otherwise permitted under the 2015 Incentive Plan, including upon a change in control.

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Plan Benefits

The grant of awards under the Plan Amendment to employees, consultants and non-employee directors, including the executive officers, is subject to the discretion of the committee. Accordingly, future awards to employees, consultants and non-employee directors are not determinable as of the date of this Proxy Statement. There have been no grants of incentive awards under the Plan Amendment as of the date of this Proxy Statement. Stockholder approval of the Plan Amendment is required for the Plan Amendment to become effective.

Vote Required

The approval of the Plan Amendment requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. For the approval of the Plan Amendment, you may vote ’‘FOR’’ or ’‘AGAINST’’ or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends that you vote ’‘FOR’’ the approval of the 2015 Incentive Plan Amendment.

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Proposal 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Hein & Associates, LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2017. Hein & Associates has served as our independent registered public accounting firm since July 30, 2013. We are asking the stockholders to ratify the appointment of Hein & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Hein & Associates was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

The Audit Committee has approved all services provided by Hein & Associates. Representatives of Hein & Associates plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

Audit Fees

The following table sets forth the fees incurred by us in fiscal years 2016 and 2015 for services performed by Hein & Associates, LLP:

	2016	2015
Audit Fees	$272,339	$165,379
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	80,798	—
Total Fees	$353,137	$165,379

Audit Committee Report

The Audit Committee assists our Board of Directors in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of our internal auditors (or other personnel responsible for the internal audit function) and independent auditor. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent auditor and our financial management. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent auditor reports directly to the committee.

Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent auditor, Hein & Associates, LLP, is responsible for performing an independent audit of the consolidated financial statements.

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The committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of our independent auditor. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.

The committee has met with our independent auditor and discussed the overall scope and plans for their audit. The committee met with the independent auditor to discuss matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our independent auditor also provided to the committee the written disclosures and the letter required by applicable standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the committee concerning independence, and the committee discussed with the independent auditor its independence. When considering the independence of Hein & Associates, the committee considered the non-audit services provided to the Company by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.

The committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2016 with management and Hein & Associates. Based on the committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent auditors, and subject to the limitations on the committee’s role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K as filed with the SEC.

AUDIT COMMITTEE

James R. Lines

Robert Iversen

Michael V. Ronca

Audit Pre-Approval Policy

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the Company’s independent registered public accounting firm’s audit fees, audit-related fees, tax fees and fees for other services. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and are presented to the Audit Committee at a subsequent meeting. For the year ended December 31, 2016, the Audit Committee approved 100% of the services described above under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees.”

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Vote Required

The approval of the ratification of the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Hein & Associates, LLP, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board recommends that you vote “FOR” the ratification of appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

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OTHER INFORMATION

Principal Stockholders

The following table presents certain information as of June 19, 2017, as to:

●	each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

●	each director and director nominee,

●	each executive officer named in the Summary Compensation Table, and

●	all current directors and named executive officers as a group.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(3)	Number	Percent of Class(2)
FMR LLC(4) 245 Summer Street Boston, Massachusetts 02210	2,727,177	11.3%
Old Greenwich, Connecticut 06870
Reid Walker(5) 3953 Maple Avenue, Suite 150 Dallas, Texas 75219	1,689,400	7.1%
G. Troy Meier(6)	10,277,845	42.7%
Annette Meier(7)	10,192,770	42.3%
Christopher D. Cashion(8)(13)	225,603	*
James R. Lines(10)	13,000	*
Robert Iversen(9)(11)	111,385	*
Michael V. Ronca(9)(12)	108,912	*
All directors and executive officers as a group (6 persons)	10,736,745	44.6%

*	Less than 1%
(1)	Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the SEC on behalf of such persons.

(2)	Based on 24,095,695 shares outstanding as of June 19, 2017.

(3)	Unless otherwise indicated, the address of all beneficial owners of our shares of common stock set forth above is 1583 South 1700 East, Vernal, Utah 84078.

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(4)

Based on a Schedule 13G/A filed with the SEC May 11, 2017 by FMR LLC, Fidelity Small Cap Growth Fund, Select Energy Services Portfolio, Edward C. Johnson III and Abigail P. Johnson. Mr. Johnson is a Director and the Chairman of FMR LLC and Ms. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Mr. Johnson, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Mr. Johnson nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(5)	Based on a Schedule 13D/A filed with the SEC on October 12, 2016 by Reid Walker, D4D LLC, a Texas limited liability company, and Hard 4 Holdings, LLC, a Texas limited liability company of which Mr. Walker is the manager and 100% beneficial owner. Of the total 1,657,143 shares, 1,114,286 shares of common stock and a warrant exercisable for 357,143 shares of common stock held by Hard 4 Holdings, LLC, which Mr. Walker shares dispositive or voting power over, and Mr. Walker personally owns 185,714 additional shares of the Company.

(6)	Includes (i) 5,641,510 shares of common stock indirectly owned through his ownership in Meier Family Holding Company, LLC, and (ii) 3,173,350 shares of common stock indirectly owned through his ownership in Meier Management Company, LLC. Also includes 95,000 shares of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock vested on August 10, 2015, 33 1/3% of the shares of restricted common stock vested on August 10, 2016 and 33 1/3% of the shares of restricted common stock will vest on August 10, 2017. Also includes 206,646 of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on November 10, 2017, 33 1/3% of the shares of restricted common stock will vest on November 10, 2018, and 33 1/3% of the shares of restricted common stock will vest on November 10, 2019.

(7)	Includes (i) 5,641,510 shares of common stock indirectly owned through her ownership in Meier Family Holding Company, LLC, and (ii) 3,173,350 shares of common stock indirectly owned through her ownership in Meier Management Company, LLC. Also includes 75,000 shares of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock vested on August 10, 2015, 33 1/3% of the shares of restricted common stock vested on August 10, 2016 and 33 1/3% of the shares of restricted common stock will vest on August 10, 2017. Also includes 154,079 of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on November 10, 2017, 33 1/3% of the shares of restricted common stock will vest on November 10, 2018, and 33 1/3% of the shares of restricted common stock will vest on November 10, 2019.

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(8)	Includes (a) 75,000 shares of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock vested on December 22, 2015, 33 1/3% of the shares of restricted common stock will vest on December 22, 2016 and 33 1/3% of the shares of restricted common stock will vest on December 22, 2017 and (b) 35,000 shares of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock vested on August 10, 2015, 33 1/3% of the shares of restricted common stock vested on August 10, 2016 and 33 1/3% of the shares of restricted common stock will vest on August 10, 2017. Also includes 76,135 of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on November 10, 2017, 33 1/3% of the shares of restricted common stock will vest on November 10, 2018, and 33 1/3% of the shares of restricted common stock will vest on November 10, 2019.

(9)	Includes (a) 18,750 shares of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock vested on August 12, 2015, 33 1/3% of the shares of restricted common stock will vest on August 12, 2016 and 33 1/3% of the shares of restricted common stock will vest on August 12, 2017 and (b) 23,734 shares of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock vested on August 10, 2016, 33 1/3% of the shares of restricted common stock will vest on August 10, 2017 and 33 1/3% of the shares of restricted common stock will vest on August 10, 2018. Also includes 54,380 of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on November 10, 2017, 33 1/3% of the shares of restricted common stock will vest on November 10, 2018, and 33 1/3% of the shares of restricted common stock will vest on November 10, 2019.

(10)	The address of Mr. Lines is 1110 Ransom Road, Lancaster, New York 14086.

(11)	The address of Mr. Iversen is 4928 FM 1374 Road, Huntsville, Texas 77340.

(12)	The address of Mr. Ronca is 17318 Chagall Lane, Spring, Texas 77379.

(13)	The address of Mr. Cashion is 20615 Sundance Springs Lane, Spring, Texas 77379.

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Executive Officers and Key Employees

Our executive officers serve at the direction of our Board of Directors. All of our executive officers and key employees are listed in the following table, and certain information concerning those officers, except for Mr. Meier and Ms. Meier, who are also members of the Board of Directors, follows the table:

Name	Age	Position
G. Troy Meier	55	Board Chair, Class III Director and Chief Executive Officer
Annette Meier	54	Class II Director, President and Chief Operating Officer
Christopher D. Cashion	61	Chief Financial Officer

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Christopher D. Cashion. Mr. Cashion has over 30 years of experience in the fields of accounting, finance and private equity. Mr. Cashion joined us in March 2014 to serve as our Chief Financial Officer on a full-time basis. Previously, Mr. Cashion worked as an independent financial and business consultant since 1998. From January 2013 through February 2014, Mr. Cashion was the Chief Financial Officer for Surefire Industries USA LLC, a Houston-based hydraulic fracturing equipment manufacturing company. Previously, from January 2005 to August 2012, Mr. Cashion provided chief financial officer services to five start-up portfolio companies owned by the Shell Technology Venture Fund, a private equity fund. Prior to his tenure with the start-up portfolio companies, Mr. Cashion worked for the First Reserve Corporation, a private equity firm, from 1991 to 1993. Mr. Cashion worked with Baker Hughes, Inc. from 1981 to 1991 and with Ernst & Young from 1977 to 1981. Mr. Cashion holds a B.S. in Accounting from the University of Tennessee and an M.B.A. in Finance and International Business from the University of Houston. Mr. Cashion has been a Certified Public Accountant since 1979.

Named Executive Officer Compensation

Summary Compensation Table. The following table summarizes the compensation of our principal executive officer, as well as our other two most highly compensated executive officers, for the fiscal years ended December 31, 2016 and 2015. We refer to these individuals throughout this proxy statement as the “named executive officers.”

Summary Compensation Table for Fiscal Years Ended December 31, 2016 and 2015

Name and Principal Position	Year	Salary		Bonus	Stock Awards (3)		Option Awards		Non-Equity Incentive Plan Compensation	All Other Compensation		Total
G. Troy Meier	2016	$297,135	(1)	$—	$200,447	(4)	$35,364	(6)	$—	$9,971	(7)	$511,187
Chief Executive Officer	2015	$443,942	(2)	$—	$175,750	(5)	$—		$—	$18,762	(7)	$638,454
Annette Meier	2016	$266,173	(1)	$—	$149,457	(4)	$31,266	(6)	$—	$3,989	(8)	$450,885
President and Chief Operating Officer	2015	$397,211	(2)	$—	$138,750	(5)	$—		$—	$8,343	(8)	$544,304
Christopher Cashion	2016	$188,769	(1)	$—	$73,849	(4)	$21,231	(6)	$—	$9,678	(9)	$293,527
Chief Financial Officer	2015	$280,384	(2)	$—	$64,750	(5)	$—		$—	$7,652	(9)	$352,786

(1)	For 2016, Mr. Meier, Ms. Meier, and Mr. Cashion’s annual base salaries were $475,000, $425,000 and $300,000, respectively, and were reduced for the entire year by 30% due to the downturn in the Oil and Gas Industry. Additionally, Mr. Meier, Ms. Meier, and Mr. Cashion received option awards in lieu of cash as part of their salary for 2016.

(2)	For 2015, Mr. Meier, Ms. Meier and Mr. Cashion’s annual base salaries were $475,000, $425,000 and $300,000, respectively, however on October 1, their salaries were reduced by 30%, due to the downturn in the oil and gas industry.

(3)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for additional detail regarding assumptions underlying the value of these equity awards.

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(4)	The grant date fair value for restricted stock awards in 2016 was based on the closing price of our common stock on the grant date (November 10, 2016), which was $0.97 per share. The restricted stock awards will vest in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on November 10, 2017, 33 1/3% of the shares of restricted common stock will vest on November 10, 2018 and 33 1/3% of the shares of restricted common stock will vest on November 10, 2019.

(5)	The grant date fair value for restricted stock awards in 2015 was based on the closing price of our common stock on the grant date (August 10, 2015), which was $1.85 per share. The restricted stock awards will vest in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock vested on the date of grant, 33 1/3% of the shares of restricted common stock vested on August 10, 2016 and 33 1/3% of the shares of restricted common stock will vest on August 10, 2017.

(6)	During March 2016, each of the named executive officers agreed to receive awards of stock options in lieu of base salary. The grant date fair value for stock option awards was based on the closing price of our common stock on the grant date of a) March 4, 2016, which was $1.73 per share; b) March 18, 2016, which was $1.67 per share; and c) March 31, 2016, which was $1.37 per share. All options vested 100% on the grant date and have a ten year term expiring on March 4, 2026 March 18, 2026 and March 31, 2026, respectively. The fair value of the vested stock options were calculated using the Black-Scholes model with a volatility and discount rate over the expected term of each employee.

(7)	Represents certain company paid health care costs for G. Troy and Annette Meier and personal use of a company vehicle.

(8)	Represents personal use of a company vehicle.

(9)	Represents certain company paid health care costs.

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Narrative Disclosure to Summary Compensation Table. See the footnotes to the Summary Compensation Table and “Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” for narrative disclosure with respect to the table, as well as the below discussion.

Outstanding Equity Awards for Year Ended December 31, 2016

The following table shows the number of shares covered by exercisable and unexercisable stock awards held by our named executive officers on December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b) (5)	(c)	(d)	(e)	(f)	(g)	(h) (1)		(i)	(j)

G. Troy Meier	19,980	—	—	1.73	03/04/2026
	20,681	—	—	1.67	03/18/2026
	25,081	—	—	1.37	03/31/2026
						31,730	$58,701	(2)	—	—
						206,646	$200,447	(3)	—	—

Annette Meier	17,698	—	—	1.73	03/04/2026
	18,319	—	—	1.67	03/18/2026
	22,217	—	—	1.37	03/31/2026
						25,050	$46,343	(2)	—	—
						154,079	$149,457	(3)	—	—

Christopher Cashion	11,995	—	—	1.73	03/04/2026
	12,416	—	—	1.67	03/18/2026
	15,057	—	—	1.37	03/31/2026
						11,690	$21,627	(2)	—	—
						25,000	$98,750	(4)	—	—
						76,135	$73,851	(3)	—	—

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for additional detail regarding assumptions underlying the value of these equity awards.

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(2)	The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date August 10, 2015, which was $1.85 per share. The restricted stock awards will vest in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock vested on August 10, 2015, 33 1/3% of the shares of restricted common stock vested on August 10, 2016 and 33 1/3% of the shares of restricted common stock will vest on August 10, 2017.

(3)	The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date (November 10, 2016), which was $0.97 per share. The restricted stock awards will vest in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on November 10, 2017, 33 1/3% of the shares of restricted common stock will vest on November 10, 2018 and 33 1/3% of the shares of restricted common stock will vest on November 10, 2019.

(4)	The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date (December 22, 2014), which was $3.95 per share. The restricted stock awards will vest in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock vested on December 22, 2015, 33 1/3% of the shares of restricted common stock vested on December 22, 2016 and 33 1/3% of the shares of restricted common stock will vest on December 22, 2017.

(5)	During March 2016, each of the named executive officers agreed to receive awards of stock options in lieu of base salary. The grant date fair value for stock option awards was based on the closing price of our common stock on the grant date of a) March 4, 2016, which was $1.73 per share; b) March 18, 2016, which was $1.67 per share; and c) March 31, 2016, which was $1.37 per share. All options vested 100% on the grant date and have a ten year term expiring on March 4, 2026 March 18, 2026 and March 31, 2026, respectively. The fair value of the vested stock options were calculated using the Black-Scholes model with a volatility and discount rate over the expected term of each employee.

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Employment Agreements and Potential Benefits Upon Termination or Change-in-Control.

In connection with our initial public offering, we planned to enter into employment agreements with each of our named executive officers, and the forms of those agreements were filed with the SEC as exhibits to our registration statement on Form S-1. However, management and the Board have continued to discuss and negotiate the final terms of those agreements and as of the date hereof, the agreements have not been executed. As a result, none of the named executive officers currently has a contractual right to any of the benefits described below. The employment agreements to be entered into with our named executive officers will provide for, among other things, the payment of base salary, reimbursement of certain costs and expenses, and for each named executive officer’s participation in our bonus plan and employee benefit plans.

With the exception of G. Troy Meier’s and Annette Meier’s employment agreements, each agreement will provide for a term of employment commencing on the date of the agreement and continuing (a) until we or the executive provide 30-days written notice of termination to the other party, (b) upon termination by us for cause, or (c) upon the executive’s death or disability. Except with respect to certain items of compensation, as described below, the terms of each agreement will be similar in all material respects.

In addition to the base salaries shown above,

●	Mr. Meier’s employment agreement provides for an annual review by our Board of Directors, and a performance bonus of 70% to 110% of his base salary based on criteria to be established by the Compensation Committee.

●	Ms. Meier’s employment agreement provides for an annual review by our Board of Directors, and a performance bonus of 70% to 110% of her base salary based on criteria to be established by the Compensation Committee.

●	Mr. Cashion’s employment agreement entitles him to receive up to a performance bonus based on criteria established by the Compensation Committee, and to participate in our incentive plans.

Each of the Meiers’ employment agreements will provide for customary and usual fringe benefits generally available to our executive officers, and reimbursement for reasonable out-of-pocket business expenses, including the use of a company vehicle.

Change of Control Provisions. Each named executive officer’s employment agreement will also provide that in the event of a Change in Control (as defined below), during the term of executive’s employment, (a) we are obligated to pay such executive a single lump sum payment, within 30 days of the termination of such executive officer’s employment, equal to one year salary, and (b) the executive’s equity awards, if any, shall immediately vest. “Change in Control” means approval by our stockholders of:

(1) (a) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were our stockholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such transaction, (b) our liquidation or dissolution, or (c) the sale of all or substantially all of our assets (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

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(2) the acquisition in a transaction or series or transactions by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 50% of either the then outstanding shares of common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (a “Controlling Interest”), excluding any acquisitions by (a) us or our subsidiaries, (b) any person, entity or “group” that as of the date of the amendments to the employment agreements owns beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of a Controlling Interest, or (c) any of our employee benefit plans.

G. Troy Meier’s and Annette Meier’s employment agreements will provide that (a) the non-competition covenant does not apply following the termination of employment if their employment is terminated without cause or for good reason, (b) the non-solicitation of employees covenant applies with respect to any current employee or any former employee who was employed by us within the prior six months, and (c) the non-solicitation of customers covenant applies to all actual or targeted prospective clients of ours to the extent solicited on behalf of any person or entity in connection with any business competitive with our business.

As consideration and compensation to our executive officers for, and subject to each executive officer’s adherence to, the above covenants and limitations, we have agreed to continue to pay the executive officer’s base salary in the same manner as if they continued to be employed by us during the one-year non-competition period following the executive officer’s termination.

Payments on Termination. Except as noted above, upon termination of employment under these agreements, (a) we are only required to pay each executive officer that portion of their respective annual base salary that have accrued and remain unpaid through the effective date of the executive officer’s termination, and (b) we have no further obligation whatsoever to the executive officer other than reimbursement of previously incurred expenses which are appropriately reimbursable under our expense reimbursement policy. However, if employment termination is due to the executive’s death, we will continue to pay the executive’s annual base salary for the period through the end of the calendar month in which death occurs to the executive’s estate.

Certain Relationships and Related Party Transactions

Related Party Transactions

On January 1, 2016, the Company completed the divestiture of our interest in Superior Auto Body and Paint, LLC, by selling the remaining ownership interests in the business operations to a third party. The Company received $101,400 in proceeds. The Company leased certain of its facilities to Superior Auto Body (“SAB”). We recorded rental income from the related party in the amounts of $199,902 for the years ended December 31, 2016 and 2015. As discussed below, in 2017, we sold the facilities that had been leased to SAB and accordingly, we will no longer receive this rental income.

In February 2017, the Company sold real estate to SAB for the net proceeds of $2.5 million. The cash received from the sale was used to pay down the $2.5 million loan balance on the property. As part of the sale, the Company released 547,000 shares of the Meiers common stock from the collateral for the Tronco Note.

Policies and Procedures for Related Party Transactions

Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our audit committee for review, consideration and approval. All of our directors and executive officers are required to report to the audit committee chair any such related person transaction. In approving or rejecting the proposed agreement, our audit committee shall consider the facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our audit committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as our audit committee determines in the good faith exercise of its discretion. If we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports.

Other Matters

Our Annual Report to Stockholders on Form 10-K covering the fiscal year ended December 31, 2016, our Quarterly Reports on Form 10-Q and other information are available on our website (www.sdpi.com) and may also be obtained by calling (435) 789-0594 or writing to the address below:

Superior Drilling Products, Inc.
P.O. Box 1656
Vernal, Utah 84078

The persons designated to vote shares covered by our Board of Directors’ proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

Deadline for Receipt of Stockholder Proposals

If you want to present a proposal from the floor at the 2018 annual meeting of stockholders or nominate a person for election to the Board at such meeting, you must give us written notice no later than the close of business on May 17, 2018 and no earlier than the opening of business on April 17, 2018, and follow the procedures outlined in our Bylaws. If the date of the 2018 annual meeting of stockholders is more or less than 30 days from August 15, 2018, the one year anniversary of the 2017 annual meeting of stockholders, your notice of a proposal will be timely if we receive it no earlier than the opening of business on the 120th day before the actual date of such meeting and no later than the later of (i) the close of business on the 90th day before the actual date of such meeting and (ii) the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public.

If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board may recommend. You may request a copy of the provisions of the Bylaws governing the requirements for notice at the below address.

If instead of presenting your proposal or nominee at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal so that it is received by July 6, 2018 and it must set forth the specific information required by Rule 14a-8 or Rule 14a-18, as applicable, of Regulation 14A of the Exchange Act. If the date of the annual meeting of stockholders for the fiscal year ending December 31, 2017 is more than 30 days from August 15, 2018, the one year anniversary date of the 2017 annual meeting of stockholders, a notice will be timely if we receive it a reasonable time before we begin to print and send our proxy materials for such meeting.

In each case, your notice should be sent in writing to our Secretary at our principal executive offices at P.O. Box 1656, Vernal, Utah 84078.

Sincerely,

/s/ Annette Meier
Annette Meier
Secretary
June 26, 2017

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Appendix A

FIRST AMENDMENT TO THE

SUPERIOR DRILLING PRODUCTS, INC. 2015 LONG TERM INCENTIVE PLAN

WHEREAS, Superior Drilling Products, Inc. (the “Company”) previously adopted the Superior Drilling Products, Inc. 2015 Long Term Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized an amendment of the Plan to increase the number of shares authorized for Incentive Awards thereunder from 1,592,878 shares to 3,032,878 shares.

NOW, THEREFORE, effective as of June 1, 2017, subject to approval by the Company’s stockholders within twelve (12) months of the effective date of this Amendment, Section 4.1 of the Plan is amended to (i) replace the number “one million five hundred and ninety two thousand eight hundred and seventy eight (1,592,878)” with the number “three million thirty two thousand eight hundred and seventy eight (3,032,878)” and (ii) replace the number “one million five hundred thirteen thousand two hundred and thirty-four (1,513,234)” with the number “two million eight hundred eighty one thousand two hundred and thirty-four (2,881,234)”.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be duly executed in its name and on its behalf by its duly authorized officer.

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ G. Troy Meier
Name	G. Troy Meier
Title:	Chief Executive Officer

SUPERIOR DRILLING PRODUCTS, INC.
1583 SOUTH 1700 EAST
VERNAL, UT 84078

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 G. Troy Meier 02 Robert Iversen

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2	Proposal to amend our 2015 Long Term Incentive Plan to increase the shares available thereunder from 1,592,878 to 3,032,878.	☐	☐	☐
3	Proposal to ratify the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐
4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000340452_1 R1.0.1.15